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                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X] Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                           PEET'S COFFEE & TEA INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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                           PEET'S COFFEE & TEA, INC.
                               1400 Park Avenue,
                       Emeryville, California 94608-3520

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 2002

TO THE SHAREHOLDERS OF PEET'S COFFEE & TEA, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peet's Coffee & Tea, Inc., a Washington corporation (the "Company"), will be held on Thursday, May 23, 2002 at 10:00 a.m. local time at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94705, for the following purposes:

1. To elect two directors to hold office until the 2005 Annual Meeting of Shareholders.

2. To approve the Company's 2000 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 800,000 shares and to increase the annual increase of shares reserved for issuance under such plan from three percent to five percent.

3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 29, 2002.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Mark N. Rudolph
                                          Mark N. Rudolph
                                          Secretary

Emeryville, California
April 24, 2002


     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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                           PEET'S COFFEE & TEA, INC.
                               1400 Park Avenue,
                       Emeryville, California 94608-3520

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

                                April 24, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Peet's Coffee Tea, Inc., a Washington corporation ("Peet's" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 23, 2002, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94705. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2002, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on April 19, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 18, 2002, the Company had outstanding and entitled to vote 8,664,926 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers have discretionary authority to vote on proposals 1, 2 and 3. Abstentions will be counted towards the vote total on proposals presented to the shareholders, but are not counted in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

   Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet.

   The telephone and Internet voting procedures below are designed to authenticate shareholders' identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders'

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instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

   Shareholders of record may go to http://www.continentalstock.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-293-8533 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

   Most beneficial owners whose stock is held in "street name" receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company's proxy card.

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 11:59 p.m. on May 22, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1400 Park Avenue, Emeryville, California 94608-3520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

   The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is January 23, 2003. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the 90/th/ day nor earlier than the 120/th/ day prior to the first anniversary of the 2002 Annual Meeting. Shareholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

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                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors unless the Board determines by resolution that such vacancies shall be filled by the shareholders. A director elected to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the shareholders. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

H. William Jesse, Jr.

   H. William Jesse, Jr. has served as Chairman of the Board since January 2001 and as a director of the Company since August 1998. Mr. Jesse is Chairman of Jesse.Hansen&Co, strategic and financial advisors to high-growth consumer companies. He founded the firm in 1986, and served as its President and Chief Executive Officer through March 1998. Since 1988, Mr. Jesse has served as Chairman and Chief Executive Officer of Vineyard Properties Corporation, a developer of wine grape vineyards. In 1998, he also served as interim Chairman and Chief Executive Officer of Food.com, Inc. Mr. Jesse currently serves as a director of The 3DO Company.

Gordon A. Bowker

   Gordon A. Bowker has served as a director of the Company from 1971 to 1987 and from September 1994 to the present. Since 1986, Mr. Bowker has been a principal and investor of Apanage Inc., a real estate development company. Mr. Bowker has 30 years of experience with publicly traded and private companies as an investor, founder, director and marketing advisor. He co-founded Starbucks Coffee Company, Redhook Ale Brewery, Incorporated and Seattle Weekly.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                      3

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

Gerald Baldwin

   Gerald Baldwin has served as a director of the Company since 1971 and as Chairman of the Board from 1994 through January 2001. From 1971 until 1994, Mr. Baldwin was President and Chief Executive Officer. He co-founded the Company in 1971.

Hilary Billings

   Hilary Billings has served as a director of the Company since January 2002. Currently, Ms. Billings is the Chairman and Chief Marketing Officer of RedEnvelope, a multi-channel gift company, which she joined in May 1999. From July 1997 to May 1999, Ms. Billings was Senior Vice President of Brand Development and Design with Starwood Hotels and Resorts, where she helped develop the W Hotels. Before joining Starwood, Ms. Billings was a vice president of product development with Pottery Barn catalog and retail group from 1995 to 1997.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Christopher P. Mottern

   Christopher P. Mottern has served as Chief Executive Officer and President since May 1997 and as a director of the Company since August 1997. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines and now a subsidiary of United Distillers & Vintners Ltd. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. Mr. Mottern has served on the board of Coen, Inc. since 1990.

Jean-Michel Valette

   Jean-Michel Valette has served as a director of the Company since July 2001. Currently, Mr. Valette is an independent advisor to select branded consumer companies. From August 1998 to May 2000, Mr. Valette was President and Chief Executive Officer of Franciscan Estates, a premium wine company. From 1987 to 1998, Mr. Valette held various positions, including managing director, at Hambrecht & Quist LLC, a San Francisco-based investment bank and venture capital firm. In 1984, Mr. Valette co-founded Procede Ltd., a London-based investment and consulting firm and served as Managing Director from 1984 to 1986. Mr. Valette currently serves as a director of Select Comfort Corporation and Golden State Vintners, Inc.

BOARD COMMITTEES AND MEETINGS

   During the fiscal year ended December 30, 2001, the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Jesse, Bowker and Valette. It met three times during the fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards).

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options and stock purchase rights to employees and consultants under the Company's stock option

                                      4

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plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Ms. Billings and Messrs. Valette and Jesse. It acted by unanimous written consent two times during the fiscal year.

   During the fiscal year ended December 30, 2001, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.

   In this context, the Committee has met and held discussions with management and Deloitte & Touche LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures and the letter from the auditors required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          THE AUDIT COMMITTEE

                                          H. William Jesse, Jr.
                                          Gordon A. Bowker
                                          Jean-Michel Valette

--------
* The material in this report is not "soliciting material", is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                      5

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                                  PROPOSAL 2

                APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN

   In November 2000, the Board of Directors of the Company ("Board") adopted, and the shareholders approved, the Company's 2000 Equity Incentive Plan (the "Incentive Plan"). There are 700,000 shares of Common Stock reserved for issuance under the Incentive Plan. As of each annual meeting of the Company's shareholders, beginning in 2002 and continuing through and including the 2010 annual meeting, the number of shares reserved for issuance under the Incentive Plan will be increased automatically by the least of (i) three percent of the total number of shares of Common Stock outstanding on such date, (ii) 500,000 shares or (iii) a lesser number of shares determined by the Board prior to such date.

   In 2002, the Board amended the Incentive Plan, subject to shareholder approval, generally to increase the number of shares of Common Stock reserved for issuance thereunder from 700,000 shares to 1,500,000 shares and to increase the annual increase of shares reserved for issuance under the Incentive Plan from three percent to five percent of the total number of shares of Common Stock outstanding on the date of the respective annual meeting, beginning in 2002; provided, however, that such annual increase shall not exceed 500,000 shares.

   As of February 28, 2002, awards (net of canceled or expired awards) covering an aggregate of 609,326 shares of the Company's Common Stock had been granted under the Incentive Plan. Only 116,594 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the Incentive Plan; provided, however, that subject to approval of this Proposal, approximately 433,246 additional shares will be added to the reserve on the date of the Annual Meeting.


   Shareholders are requested in this Proposal 2 to approve the Incentive Plan as amended by the Board. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Incentive Plan. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the Incentive Plan are outlined below:

GENERAL

   The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and rights to acquire restricted stock (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan.

PURPOSE

   The Board adopted the Incentive Plan to assist the Company in retaining the services of such persons, to secure and retain the services of employees, directors and consultants of the Company and its affiliates, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 1,475 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

   The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which

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awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

   The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

STOCK SUBJECT TO THE INCENTIVE PLAN

   Subject to this Proposal, an aggregate of 1,500,000 shares of Common Stock is reserved for issuance under the Incentive Plan. As of each annual meeting of the Company's shareholders, beginning in 2002 and continuing through and including the 2010 annual meeting, the number of shares reserved for issuance under the Incentive Plan will be increased automatically by the least of (i) five percent of the total number of shares of Common Stock outstanding on such date, (ii) 500,000 shares or (iii) a lesser number of shares determined by the Board prior to such date. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan.

ELIGIBILITY

   Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

   No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No employee may be granted options under the Incentive Plan to purchase more than 500,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

TERMS OF OPTIONS

   The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of

April 18, 2002, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $14.30 per share.

   The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

   Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"), at the following rate: 1/4/th/ of the shares vest on the first anniversary of the vesting commencement date, with 1/48/th/ of the shares vesting monthly thereafter over the next three years. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at the lower of their exercise price, or the fair market value at the time of repurchase, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, provided that such shares are withheld at the minimum rate required by law, by delivering already-owned Common Stock of the Company or by a combination of these means.

   Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate 30 days after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within a period specified in the stock option agreement after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

   The option term generally is extended in the event that exercise of the option within these periods is prohibited.

RESTRICTIONS ON TRANSFER

   The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

   Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

   Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement are generally not transferable.

ADJUSTMENT PROVISIONS

   Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

   The Incentive Plan provides that, in the event of a sale of 60% or more of the assets of the Company, specified types of merger, acquisition of 50% or more of the Company's outstanding securities, or certain changes in the composition of the Board (each, a "change of control"), the Company will, at least 15 days prior to the change of control, notify all optionees in writing of the change of control and of the acceleration of vesting of the outstanding awards held by such optionees. Such notice will give optionees the right to exercise their awards immediately prior to the change of control. Such acceleration of vesting and right to exercise shall be conditioned upon the consummation of the transaction constituting the change of control. In the event that any surviving or acquiring corporation assumes any awards outstanding under the Incentive Plan or substitututes similar awards for those outstanding under the Incentive Plan, then, to the extent not exercised prior to the change of control, the vesting of such assumed or substituted awards will be fully accelerated at the time of the change of control and will remain fully vested at all times thereafter.

   The acceleration of the awards in the event of a change of control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

   The Board may suspend or terminate the Incentive Plan without shareholder approval or ratification at any time. Unless sooner terminated, the Incentive Plan will terminate on November 1, 2010.

   The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board to the extent such approval is necessary to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

   Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

   Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

   There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.

   Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and
(iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount - or formula used to calculate the amount - payable upon attainment of the performance goal).

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the year ending December 29, 2002 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. For purposes of this vote, abstentions and broker non-votes will not be counted in determining whether this matter has been approved. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Deloitte & Touche LLP as the Company's independent auditors.

   Audit Fees. During the year ended December 30, 2001, the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates ("Deloitte") for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $151,000.

   Financial Information Systems Design And Implementation Fees. During the fiscal year ended December 30, 2001, Deloitte did not render any information technology services relating to financial information systems design and implementation for the Company.

   All Other Fees. During the fiscal year ended December 30, 2001, the aggregate fees billed by Deloitte for professional services other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" was $73,000.

   The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

   Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days of February 28, 2002. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Information with respect to beneficial ownership has been furnished by each director, officer or five percent or more shareholder, as the case may be. Except as otherwise noted below, the address for each person listed on the table is c/o Peet's Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520. Applicable percentages are based on 8,468,204 shares outstanding on February 28, 2002, adjusted as required by the rules promulgated by the SEC.

                         Principal Shareholders Table

                                                        Number of Shares     Percentage of
Name of Beneficial Owner                               Beneficially Owned Beneficial Ownership
------------------------                               ------------------ --------------------
Directors and Executive Officers:
Gerald Baldwin........................................     1,041,697              12.3%
Christopher P. Mottern (1)............................       438,728               4.9
H. William Jesse, Jr. (2).............................       153,841               1.8
Gordon A. Bowker (3)..................................       152,038               1.8
Mark N. Rudolph (4)...................................       142,159               1.6
William M. Lilla (5)..................................       114,109               1.3
Peter B. Mehrberg (6).................................        95,499               1.1
Jean-Michel Valette (7)...............................        17,639                 *
Hilary Billings (8)...................................         2,083                 *
All directors and officers as a group (13 persons) (9)     2,554,338              26.6

5% Shareholders:
The TCW Group, Inc. (10)..............................     1,025,415              12.1
865 South Figueroa Street
Los Angeles, California 90017
Scudder Kemper Investments, Inc. (11).................       586,800               6.9
345 Park Avenue
New York NY 10154

*  Less than 1%.
(1) Includes 382,269 shares issuable upon the exercise of vested stock options and 40,000 shares held by the Mottern Family Trust.

(2) Includes 69,565 shares held by Jesse.Hansen&Co and 43,472 shares issuable upon the exercise of vested stock options.

(3) Includes 51,472 shares issuable upon the exercise of vested stock options.

(4) Includes 133,920 shares issuable upon the exercise of vested stock options.

(5) Includes 99,668 shares issuable upon the exercise of vested stock options.

(6) Includes 92,700 shares issuable upon the exercise of vested stock options.

(7) Includes 7,639 shares issuable upon the exercise of vested stock options.

(8) Represents shares issuable upon the exercise of vested stock options.

(9) See footnotes (1) through (8) above, as applicable.

(10) Based upon information contained in Schedule 13G Amendment No. 1 filed with the SEC on February 13, 2002.

(11) Based upon information contained in Schedule 13G filed with the SEC on February 1, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the
Company and written representations that no other reports were required, during the fiscal year ended December 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that an initial report of ownership was filed late for Jean-Michel Valette.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   Each non-employee director of the Company receives a fee of $1,000 per meeting. In the year ended December 30, 2001, the total compensation paid to non-employee directors was $9,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

2000 NON-EMPLOYEE DIRECTOR PLAN

   The Board adopted a 2000 Non-Employee Director Plan effective upon the completion of the Company's initial public offering of its Common Stock. The shareholders approved the plan on November 17, 2000. The plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to the Company's non-employee directors. The aggregate number of shares of Common Stock that may be issued pursuant to these options under the plan is 330,000 shares.

   The Board of Directors administers the plan. Options granted to non-employee directors will generally be subject to the following terms:

  . The exercise price of options granted will be equal to the fair market value of the Common Stock on the date of grant;

  . The options will have a term of no more than ten years from the date they are granted;


  . Options granted are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee;

  . An optionee may designate a beneficiary who may exercise the option following the optionee's death; and

  . An optionee whose service relationship with the Company or any affiliate (whether as a non-employee director of the Company or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (12 months generally, 18 months in the event of death).

   Upon the completion of the Company's initial public offering, subject to certain exceptions, each non-employee director was automatically granted an option to purchase 25,000 shares of Common Stock. Any individual who becomes a non-employee director for the first time also automatically receives an initial grant to purchase 25,000 shares of Common Stock upon being elected to the Board of Directors. On the day following each annual meeting of the Company's shareholders, any person who is then a non-employee director automatically receives an annual grant to purchase 10,000 shares of Common Stock, provided that in the case of a non-employee director who has not served in that capacity for the entire period since the preceding annual meeting, then the number of shares subject to the annual grant is reduced, pro rata, for each full quarter the person did not serve during the previous period. Initial grants and annual grants vest over a period of three years from their date of grant.

   Prior to the completion of the Company's initial public offering, the Company from time to time granted options to non-employee directors under its 1993 Stock Option Plan, 1994 California Stock Option Plan and/or 1997 Equity Incentive Plan. During 2001, in addition to the annual grant of options to the Company's non-employee directors, the Company granted an option to purchase 10,000 shares under the Incentive Plan to Laurence Mindel, who resigned as a director in July 2001, at an exercise price of $8.28 per share. As of February 28, 2002, Mr. Mindel had exercised options to purchase an aggregate of 65,000 shares granted under the 1997 Equity Incentive Plan, the Incentive Plan and 2000 Non-Employee Director Plan. As of that date, no current non-employee directors had exercised any options granted under the Company's stock option plans.

   Mr. Jesse, a member of the compensation committee, is the Chairman of Jesse.Hansen&Co, a strategic and financial advisor to the Company pursuant to an engagement letter dated as of December 9, 1996 between Jesse.Hansen&Co and the Company. The Company paid Jesse.Hansen&Co $60,000 ($5,000 per month) in fiscal 2001 for advisory services rendered.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

   The following table shows for 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 30, 2001, referred to as the "named executive officers."

                          Summary Compensation Table

                                                                         Long Term
                                                    Annual Compensation Compensation
                                                    ------------------- ------------
                                                                         Securities
                                             Fiscal  Salary              Underlying         Other
   Name and Principal Position                Year   ($)(2)   Bonus ($)   Options    Compensation ($)(3)
   ---------------------------               ------ --------  --------- ------------ -------------------
 Christopher P. Mottern                       2001  $350,000     --       143,102          $5,250
   President and Chief Executive Officer      2000  $350,000     --         --             $5,250
                                              1999  $257,742     --         --             $5,000
 Gerald Baldwin                               2001  $149,038     --         --             $4,904
   Chairman of the Board (1)                  2000  $250,000     --         --             $5,000
                                              1999  $250,000   $63,750      --             $5,000
 William M. Lilla                             2001  $193,808   $15,000     43,812          $4,550
   Executive Vice President                   2000  $164,000        --     20,000          $4,550
                                              1999  $160,712   $29,036      --             $3,635
 Mark N. Rudolph                              2001  $161,731   $15,000     30,780          $5,250
   Chief Financial Officer and Assistant      2000  $155,000     --        20,000          $5,250
     Secretary                                1999  $150,154   $27,418      --             $3,828
 Peter B. Mehrberg                            2001  $150,000     --        29,672          $5,250
   Vice President, Business Development and   2000  $144,803     --        20,000          $5,250
     General Counsel                          1999  $136,692   $26,737      --             $  250

   (1) Mr. Baldwin resigned as Chairman of the Board in January 2001 but remains a director and remains employed in a reduced capacity by the Company.

   (2) Includes amounts deferred at the election of the named executive officer pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

   (3) Amounts include matching contributions made under the Company's Section 401(k) plan. As permitted by rules promulgated by the SEC, no amounts are shown for 1999 or, with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

                       STOCK OPTION GRANTS AND EXERCISES

   Prior to the completion of the initial public offering, the Company granted options to its executive officers under its 1993 Stock Option Plan, 1994 California Stock Option Plan and 1997 Equity Incentive Plan. Effective upon the completion of the initial public offering, the Board adopted the Incentive Plan. As of February 28, 2002, options to purchase a total of 2,058,924 shares were outstanding under all of the Company's plans and options to purchase 26,210 shares and 116,594 shares remain available for grant under the 1997 Equity Incentive Plan and the Incentive Plan, respectively. Although no further options will be granted under the 1993 Stock Option Plan and 1994 California Stock Option Plan, options currently outstanding under those plans will continue in effect under the terms of those plans until such outstanding options are exercised or terminated in accordance with their terms.

   The following tables show for 2001 certain information regarding options granted to, and held at year end by, the named executive officers. No named executive officer exercised any stock options during the year ended December 30, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                                                                                   Price Appreciation for Option
                       Individual Grants (1)                                                 Term (3)
                       --------------------                                        -----------------------------
                       Number of  % of Total
                       Securities  Options
                       Underlying Granted to Exercise  Fair Market
                        Options   Employees   or Base   Value on
Name                    Granted    in 2001   Price (2) Grant Date  Expiration Date    0%        5%       10%
----                   ---------- ---------- --------- ----------- --------------- --------  -------- ----------
Christopher P. Mottern   99,999      16.4%     $7.23      $8.50       02/25/11     $126,999  $661,554 $1,481,166
                         43,103       7.1       8.12       8.12       06/05/11        --      220,111    557,804
Gerald Baldwin........     --         --        --         --            --           --        --        --
                           --         --        --         --            --           --        --        --
William M. Lilla......   19,968       3.3       7.23       8.50       02/25/11       25,359   132,100    295,862
                         18,011       3.0       8.12       8.12       06/05/11        --       91,975    233,084
Mark N. Rudolph.......    9,984       1.6       7.23       8.50       02/25/11       12,680    66,050    147,931
                         14,963       2.5       8.12       8.12       06/05/11        --       76,410    193,639
Peter B. Mehrberg.....    9,984       1.6       7.23       8.50       02/25/11       12,680    66,050    147,931
                         13,855       2.3       8.12       8.12       06/05/11        --       70,752    179,300

(1) All options granted to the named executive officers during 2001 were non-statutory stock options granted pursuant to the Incentive Plan. Messrs. Mottern, Lilla, Rudolph and Mehrberg each received options to purchase shares at an exercise price of $8.50 per share with twenty-five percent (25%) of the shares represented by each such grant vesting on the first anniversary of the grant date, and the remaining shares vesting monthly over the subsequent three years; provided the grantee continues to be employed by the Company. Messrs. Mottern, Lilla, Rudolph and Mehrberg also received stock options, which are fully vested as of the date of this report, to purchase shares at an exercise price of $8.12 per share.

(2) The exercise price per share of each option was equal to at least 85% of the fair market value of the Common Stock on the date of grant.

(3) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option is exercised and sold on the last day of its term for the appreciated stock price.

                         FISCAL YEAR END OPTION VALUES

                            Number of Securities      Value of Unexercised
                           Underlying Unexercised         In-the-Money
                                 Options at                Options at
                              December 30, 2001       December 30, 2001 (1)
                          ------------------------- -------------------------
   Name                   Exercisable Unexercisable Exercisable Unexercisable
   ----                   ----------- ------------- ----------- -------------
   Christopher P. Mottern   310,000      143,102    $1,636,800    $541,201
   Gerald Baldwin........     --           --           --           --
   William M. Lilla......    74,167       43,812       386,217     166,368
   Mark N. Rudolph.......   114,379       30,780       695,662     116,302
   Peter B. Mehrberg.....    74,267       29,672       402,410     112,801

(1) Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

           EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control Option Acceleration Plan

   In November 1998, the Company established the Change of Control Option Acceleration Plan. The plan provides for the acceleration of vesting of shares covered by outstanding options held by all of the Company's employees in the event of a change of control of the Company. Employees shall have the right to exercise their options immediately before the change of control. If any surviving or acquiring corporation assumes or substitutes such options, then to the extent the options are not exercised before the change of control, such assumed or substituted options shall be fully vested on and after the change of control.

Key Employee Severance Benefit Plan

   In November 1998, the Company adopted the Key Employee Severance Benefit Plan to provide for the payment of severance benefits to the Chairman of the Board (if employed by the Company) and Chief Executive Officer, all employees holding the position of vice president, and any other individual designated as an eligible employee under a Key Employee Agreement. Under the plan, if the employee's employment, within 12 months after a change of control, is involuntary terminated without cause or voluntarily terminated for good reason (a "change of control termination"), or the employee's employment is involuntarily terminated without cause at any other time, the employee will receive severance payments determined based on the employee's position and years of service:

  . Two years of pay for the Chairman of the Board and the Vice President of Coffee;

  . One year of pay plus up to an additional year of pay based on the term of the employee's employment with the Company (two years of pay in the event of a change of control termination) for the Chief Executive Officer; and

  . Six months of pay plus up to an additional 18 months of pay based on the term of the employee's employment with the Company (one year of pay in the event of a change of control termination) for each other vice president.

   In addition, the employee will receive an amount equal to the target bonus amount for the employee for the relevant period in which the employee's termination of employment occurs, prorated on a daily basis through the termination date. The Key Employee Severance Benefit Plan also provides for certain other benefits, including medical, disability and life insurance and participation in outplacement programs.

Employment Agreements

   In 1999 and 2000, the Company entered into key employee agreements with each of the named executive officers. These agreements provide for an initial base salary of (i) $250,000 for Messrs. Baldwin and Mottern, (ii) $148,000 for Mr. Rudolph, (iii) $155,000 for Mr. Lilla, and (iv) $134,000 for Mr. Mehrberg. These salary amounts are subject to annual adjustment at the discretion of the Compensation Committee of the Board of Directors. These agreements also provide for an annual performance bonus based on the achievement of certain performance objectives established by the Company, the amount of which bonus will be determined by the Board of Directors in its sole discretion.

   In addition, the agreements provide that if the executive is involuntarily terminated by the Company without cause or if the executive voluntarily terminates employment due to a "constructive termination," then the vesting of all of the executive's outstanding options to purchase Common Stock of the Company will accelerate and become fully exercisable upon the executive's termination of employment. Under the agreements, the executives also are entitled to receive benefits to the extent provided under the Key Employee Severance Benefit Plan and the Change of Control Option Acceleration Plan.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION*

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Hilary Billings, H. William Jesse, Jean-Michel Valette, none of whom are employees of the Company. The Committee is responsible for setting the Company's policies regarding compensation and benefits, and administering the Company's employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

   The Company's executive management program is designed (i) to attract and retain outstanding executive officers capable of leading the Company to fulfillment of its business objectives and (ii) to establish an appropriate link between executive compensation and achievement of the Company's strategic and financial performance goals, including the enhancement of shareholder value. To that end, the Company's compensation program offers competitive compensation opportunities that reward individual contributions as well as corporate performance, based on the following policies and principles:

  . Implementation of competitive pay practices, taking into account the pay practices of other companies of comparable size and stage of development with which the Company competes for talented executives.

  . Emphasis on pay-for-performance as a component of compensation through annual incentive programs designed to reward executives for achievement of annual corporate financial performance goals.

  . Use of equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the shareholders and to provide opportunities for management to share in the benefits that they achieve for the Company's shareholders.

   For 2001, the Company's executive compensation program included the following components: (i) base salary, (ii) annual incentives in the form of cash bonuses and (iii) long-term incentives in the form of options to purchase Common Stock. In establishing the size of an executive's opportunity for incentive compensation, including stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive's level of responsibility and potential to influence or contribute to the Company's operations and direction and the quality of the executive's long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

BASE COMPENSATION

   Base salaries for executives were initially set in the key employment agreements between the executives and the Company. These base salaries are subject to annual review and adjustment. The Committee evaluates executive performance on the basis of a variety of factors, both individual and corporate, as well as level of responsibility, competitive factors and the Company's internal policies regarding salary increases. For 2001, the base salary of Christopher P. Mottern, the Company's President and Chief Executive Officer, remained at $350,000, the base salary for the prior year. The base salaries paid to other executives were increased for 2001 by amounts ranging from 0% to 18%, reflecting primarily changes in position and responsibilities and their contributions to the Company in connection with the execution of the Company's long-term strategic initiatives.
--------
* The material in this report is not "soliciting material", is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ANNUAL INCENTIVE COMPENSATION

   Annual cash bonuses are intended to reward executives for achievement of targeted corporate financial performance goals. In 2001, no cash bonuses were paid with respect to such goals. However, Messrs. Rudolph and Lilla each received a cash bonus for their contribution to the completion of the Company's initial public offering in January 2001.

LONG-TERM COMPENSATION

   Stock options under the Company's stock option plans are used to underscore the common interests of shareholders and management. Options are granted to executives to provide a continuing financial incentive to maximize long-term value to shareholders and to help make the executive's total compensation opportunity competitive. Options may be tax-qualified incentive stock options or nonstatutory stock options. Options granted prior to the Company's initial public offering typically had exercise prices set at 85% of the fair market value of the Common Stock on the date of the grant as determined by the Board of Directors. Options granted after the Company's initial public offering typically have exercise prices set at the fair market value of the Common Stock on the date of grant. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In 1997, Mr. Mottern was granted an option to purchase 310,000 shares of Common Stock vesting over six years ending in 2002. Pursuant to Mr. Mottern's Key Employment Agreement, the Board elected to accelerate the vesting of this option in 2001, and all of the shares were fully vested as of December 30, 2001. All other executive officers were granted options to purchase an aggregate of 179,871 shares during 2001. In addition, the Compensation Committee met in June 2001 and approved grants of stock options for Mr. Mottern and the other executive officers. These options grants were based on calculations related to the executive officers' respective base salaries and were subject to a seven year vesting schedule, subject to acceleration by the Board of Directors. The Board approved the acceleration of vesting of the stock options so that the stock options were fully vested as of December 31, 2001.

                                          THE COMPENSATION COMMITTEE

                                          Hilary Billings
                                          H. William Jesse
                                          Jean-Michel Valette

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As noted above, the Compensation Committee consists of Ms. Billings and Messrs. Jesse and Valette. Mr. Jesse is also the Chairman of Jesse.Hansen&Co, which provides strategic and financial advice to the Company pursuant to an engagement letter dated as of December 9, 1996. The Company paid Jesse.Hansen&Co $60,000 ($5,000 per month) in fiscal 2001 for advisory services rendered. In addition, in December 2001, Jesse.Hansen&Co was issued 69,565 shares of Common Stock upon the exercise of a warrant to purchase 200,000 shares of Common Stock at an adjusted exercise price of $7.50 per share.

                     PERFORMANCE MEASUREMENT COMPARISON/1/

   The following graph shows the total shareholder return of an investment of $100 in cash since the Company's initial public offering of Common Stock January 25, 2001 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S. Companies) Index and (iii) a weighted average peer index/2/. All values assume reinvestment of the full amount of all dividends, although dividends have never been declared on the Company's Common Stock, and are calculated monthly.

                                    [CHART]

                PEET'S                NASDAQ
           COFFEE & TEA INC.    STOCK MARKET (U.S.)     PEER GROUP**
1/25/2001  100.00               100.00                  100.00
1/2001     143.75               112.13                  101.05
2/2001     122.66                86.81                   98.74
3/2001      88.29                74.65                   92.08
4/2001     121.25                85.78                   90.99
5/2001     102.88                85.68                   93.84
6/2001     102.75                87.98                   91.60
7/2001     103.50                82.38                   93.96
8/2001     106.25                73.41                   98.20
9/2001      93.75                61.04                   96.11
10/2001    107.00                68.87                   97.42
11/2001    104.38                78.67                   98.12
12/2001    141.00                79.35                   99.86



--------
/1/ This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
/2/ The peer index is comprised of the food and beverage companies listed on the S&P Food, Beverage & Tobacco Index: Anheuser-Busch Companies, Inc., Archer-Daniels Midland Company, Brown-Forman Corporation, Campbell Soup Company, The Coca-Cola Company, Coca-Cola Enterprises Inc., Conagra Foods, Inc., Adolph Coors Company, General Mills, Inc., H. J. Heinz Finance Company, Hershey Foods Corporation, Kellogg Company, The Pepsi Bottling Group, Inc., PepsiCo, Inc., Sara Lee Corporation, Unilever N.V. and Wm. Wrigley Jr. Company. The peer index does not include the tobacco companies listed on the S&P Food, Beverage & Tobacco Index.

                             CERTAIN TRANSACTIONS

   As discussed above under the "Compensation Committee Interlocks and Insider Participation" and elsewhere in this proxy statement, Mr. Jesse, a member of the compensation committee, is the Chairman of Jesse.Hansen&Co, to which the Company paid $60,000 ($5,000 per month) in fiscal 2001 for advisory services rendered. The Company believes that the terms of the transaction were at least as favorable as the terms that would have been obtained from an unaffiliated third party. In addition, in December 2001, Jesse.Hansen&Co. was issued 69,565 shares of Common Stock upon the exercise of a warrant to purchase 200,000 shares of Common Stock at an adjusted exercise price of $7.50 per share.

   The Company has entered into indemnity agreements with certain officers and directors. These agreements, among other things, provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer or at the Company's request to the full extent permitted by Washington law. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                        HOUSEHOLDING OF PROXY MATERIALS

   The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

   This year, a number of brokers with account holders who are shareholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Corporate Secretary, Peet's Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors

                                  /s/ Mark N. Rudolph
                                  Mark N. Rudolph
                                  SECRETARY

April 24, 2002

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 30, 2001 is available without charge upon written request to: Corporate Secretary, Peet's Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, California 94608-3520.

                            PEET'S COFFEE & TEA, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

     The undersigned hereby appoints Christopher P. Mottern and Mark N. Rudolph, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Peet's Coffee & Tea, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Peet's Coffee & Tea, Inc. to be held at The Claremont Hotel, 41 Tunnel Road, Berkeley, California 94705 on Thursday, May 23, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                               Please mark
                              PROXY BY MAIL                    your votes   [X]
                                                                like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2 AND 3.

                                                     FOR all nominees           WITHHOLD AUTHORITY
                                                       listed below          to vote for all nominees
                                                    (except as marked             listed below.
                                                  to the contrary below).
PROPOSAL 1: To elect two directors to hold
            office until the 2005 Annual                   [_]                         [_]
            Meeting of Shareholders.

Nominees: H. William Jesse, Jr., Gordon A. Bowker

To withhold authority to vote for any nominee(s) write such nominee(s) name(s) below:

--------------------------------------------------------------------------------

                                                    FOR     AGAINST     ABSTAIN
PROPOSAL 2: To approve the Company's 2000 Equity
            Incentive Plan, as amended, to          [_]       [_]         [_]
            increase the aggregate number of
            shares of Common Stock authorized
            for issuance under such plan by
            800,000 shares and to increase the
            annual increase of shares reserved
            for issuance under such plan from
            three percent to five percent.

                                                    FOR     AGAINST     ABSTAIN
PROPOSAL 3: To ratify the selection of Deloitte
            & Touche LLP as independent auditors    [_]       [_]         [_]
            of the Company for its fiscal year
            ending December 29, 2002.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                COMPANY NUMBER:


                                 PROXY NUMBER:


                                ACCOUNT NUMBER:


Signature                       Signature                         Date
          --------------------            --------------------         --------
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
               * FOLD AND DETACH HERE AND READ THE REVERSE SIDE *

               [GRAPHIC] VOTE BY TELEPHONE OR INTERNET [GRAPHIC]
                         QUICK *** EASY *** IMMEDIATE

                            PEET'S COFFEE & TEA, INC.

..    You can now vote your shares electronically through the Internet or the telephone.
..    This eliminates the need to return the proxy card.
..    Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com.

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING
                  --------------------------------------------
                                 ELECTRONICALLY
                                 --------------